UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2015

DTS8 COFFEE COMPANY, LTD
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: 775-360-3031

DTS8 COFFEE COMPANY, LTD
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

 [ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR  240.14d-2(b))

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Events

Item 8.01 Other Events

DTS8 Coffee Company, Ltd. announced in a press release dated November 3, 2015, that it has executed a Letter of Intent to acquire a coffee roasting and wholesale company located in the East Coast of the United States. Under the terms of the contemplated acquisition, DTS8 will acquire 100% of the issued and outstanding shares of the coffee company. The acquisition is subject to a number of conditions, including DTS8 completing and accepting the results of its due diligence investigation, a valuation opinion and receiving audited financial statements.  Further details of the proposed transaction are not being disclosed at this time

A copy of the press release is attached as Exhibit 99.1, and incorporated by reference to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Ex. 99.1

Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Douglas Thomas,

 President & Chief Executive Officer